Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2014

Q3 2014 Financial Highlights

•	Revenue: $521.8 million

•	GAAP earnings per share: $0.42

•	Non-GAAP earnings per share: $0.65

MOUNTAIN VIEW, Calif. – Aug. 20, 2014 – Synopsys, Inc. (Nasdaq: SNPS), a global leader providing software, IP and services used to accelerate innovation in chips and electronic systems, today reported results for its third quarter of fiscal year 2014.

For the third quarter of fiscal year 2014, Synopsys reported revenue of $521.8 million, compared to $482.9 million for the third quarter of fiscal 2013, an increase of 8.0 percent.

“Synopsys delivered an excellent fiscal third quarter, solidifying the year’s financial outlook,” said Aart de Geus, chairman and co-CEO of Synopsys. “We shipped game-changing new products that are generating intense customer interest and high-impact results, and have already started a multi-year upgrade cycle. We also achieved encouraging results through Coverity, the recent acquisition that expands our total addressable market into the software quality, test and security space.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal 2014 was $65.7 million, or $0.42 per share, compared to $52.3 million, or $0.33 per share, for the third quarter of fiscal 2013.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal 2014 was $103.2 million, or $0.65 per share, compared to non-GAAP net income of $86.5 million, or $0.55 per share, for the third quarter of fiscal 2013.

Financial Targets

Synopsys also provided its financial targets for the fourth quarter and full fiscal year 2014. These targets do not include any future acquisition-related expenses that may be incurred in fiscal 2014. These targets constitute forward-looking information and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter of Fiscal Year 2014 Targets:

•	Revenue: $537 million - $547 million

•	GAAP expenses: $462 million - $479 million

•	Non-GAAP expenses: $410 million - $420 million

•	Other income and expense: ($1) million - $1 million

•	Tax rate applied in non-GAAP net income calculations: approximately 22 percent

•	Fully diluted outstanding shares: 155 million - 159 million

•	GAAP earnings per share: $0.32 - $0.38

•	Non-GAAP earnings per share: $0.59 - $0.61

Full Fiscal Year 2014 Targets:

•	Revenue: $2.055 billion - $2.065 billion

•	Other income and expense: $10 million - $12 million

•	Tax rate applied in non-GAAP net income calculations: approximately 20 percent

•	Fully diluted outstanding shares: 155 million - 159 million

•	GAAP earnings per share: $1.57 - $1.63

•	Non-GAAP earnings per share: $2.48 - $2.50

•	Cash flow from operations: at least $500 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, including inventory fair value adjustments, (iv) other significant items, including facilities restructuring charges and the effect of tax and legal settlements, and (v) the income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Third Quarter Fiscal Year 2014 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2014 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2014	2013	2014	2013
GAAP net income	$65,656	$52,297	$196,669	$190,910
Adjustments:
Amortization of intangible assets	32,809	32,281	92,990	96,957
Stock compensation	21,399	16,490	58,340	49,719
Acquisition-related costs	36	162	5,484	3,990
Inventory fair value adjustment	—	1,903	—	3,712
Facility restructuring charges	—	(239)	—	(209)
Tax and other settlements	(2,981)	(2,711)	(15,288)	(2,711)
Tax adjustments	(13,768)	(13,685)	(40,262)	(49,239)

Non-GAAP net income	$103,151	$86,498	$297,933	$293,129

	Three Months Ended July 31,		Nine Months Ended July 31,
	2014	2013	2014	2013
GAAP net income per share	$0.42	$0.33	$1.25	$1.22
Adjustments:
Amortization of intangible assets	0.21	0.21	0.59	0.62
Stock compensation	0.14	0.10	0.37	0.32
Acquisition-related costs	0.00	0.00	0.04	0.03
Inventory fair value adjustment	—	0.01	—	0.02
Facility restructuring charges	—	(0.00)	—	(0.00)
Tax and other settlements	(0.03)	(0.02)	(0.10)	(0.02)
Tax adjustments	(0.09)	(0.08)	(0.26)	(0.31)

Non-GAAP net income per share	$0.65	$0.55	$1.89	$1.88

Shares used in calculation	157,622	157,056	157,253	156,215

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2014 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending October 31, 2014 (1)
	Low	High
Target GAAP expenses	$462,000	$479,000
Adjustments:
Estimated impact of amortization of intangible assets	(31,000)	(35,000)
Estimated impact of stock compensation	(21,000)	(24,000)

Target non-GAAP expenses	$410,000	$420,000

	Range for Three Months Ending October 31, 2014 (1)
	Low	High
Target GAAP earnings per share	$0.32	$0.38
Adjustments:
Estimated impact of amortization of intangible assets	0.22	0.20
Estimated impact of stock compensation	0.15	0.13
Net non-GAAP tax adjustments	(0.10)	(0.10)

Target non-GAAP earnings per share	$0.59	$0.61

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2014 Targets

	Range for Fiscal Year Ending October 31, 2014 (1)
	Low	High
Target GAAP earnings per share	$1.57	$1.63
Adjustments:
Estimated impact of amortization of intangible assets	0.81	0.79
Estimated impact of stock compensation	0.52	0.50
Acquisition-related costs	0.04	0.04
Tax and other settlements	(0.10)	(0.10)
Net non-GAAP tax adjustments	(0.36)	(0.36)

Target non-GAAP earnings per share	$2.48	$2.50

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

(1)	Synopsys’ fourth quarter and fiscal year end on November 1, 2014. For presentation purposes, the periods refer to the closest calendar month end.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 333616, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter fiscal 2014 in December 2014. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the fourth quarter fiscal year 2014 earnings call in December 2014, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal 2014 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter fiscal 2014 in its quarterly report on Form 10-Q to be filed by Sept. 11, 2014.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) accelerates innovation in the global electronics market. As a leader in electronic design automation (EDA) and semiconductor IP, its software, IP and services help engineers address their design, verification, system and manufacturing challenges. Since 1986, engineers around the world have been using Synopsys technology to design and create billions of chips and systems. Learn more at http://www.synopsys.com.

Forward-Looking Statements

This press release and our upcoming earnings results conference call contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include but are not limited to: sections of this press release entitled “Financial Targets” and “Reconciliation of Target Non-GAAP Operating Results”; and statements regarding Synopsys’ business, acquisitions, products, technologies, business model, customer demand for our technology, and projected financial results and business objectives. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to:

•	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

•	uncertainty in the growth of the semiconductor and electronics industry;

•	increased competition in the market for Synopsys’ products and services including through consolidation in the industry and among our customers;

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•	Synopsys’ ability to realize the potential financial or strategic benefits of acquisitions it completes, including its recent acquisition of Coverity, Inc., and challenges in entering new markets in which Synopsys is not experienced and in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations, including possible delays in customer orders, potential loss of customers, key employees, partners or vendors, customer demand and support obligations for product offerings, and disruption of ongoing business operations and diversion of management attention;

•	adverse changes in the relationships between Synopsys and key participants in the complex semiconductor ecosystem, including major foundries and intellectual property providers;

•	litigation;

•	lower-than-anticipated new IC design starts;

•	lower-than-anticipated purchases or delays in purchases of products or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in accounting principles or standards or in the way they are applied;

•	changes in the mix of time-based licenses and upfront licenses;

•	variability in the timing of revenue recognition due to factors such as payment terms and the timing and value of contract renewals and professional services projects;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending Oct. 31, 2014; actual expenses, earnings per share, tax rate, and other projections on a GAAP and non-GAAP basis for fiscal year 2014; and cash flow from operations on a GAAP basis for fiscal year 2014 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) integration and other acquisition-related costs, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements, to increase or decrease an income tax asset or liability, (iii) a determination by Synopsys that any portion of its goodwill or intangible assets has become impaired, (iv) changes in the anticipated amount of employee stock-based compensation expense recognized in Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) fluctuations in foreign currency exchange rates, (ix) litigation, (x) general economic conditions, and (xi) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in its latest Quarterly Report on Form 10-Q for the fiscal quarter ended Apr. 30, 2014. Furthermore, Synopsys’ actual tax rates applied to income for the fourth quarter and fiscal year 2014 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government. Finally, Synopsys’ targets for outstanding shares in the fourth quarter and fiscal year 2014 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances, stock option exercises, acquisitions, and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2014	2013	2014	2013
Revenue:
Time-based license	$431,184	$387,088	$1,255,515	$1,186,538
Upfront license	31,594	39,957	101,863	95,525
Maintenance and service	59,034	55,900	161,082	175,276

Total revenue	521,812	482,945	1,518,460	1,457,339
Cost of revenue:
License	68,573	69,857	198,700	195,918
Maintenance and service	20,685	19,253	62,065	59,074
Amortization of intangible assets	26,272	26,537	74,699	79,451

Total cost of revenue	115,530	115,647	335,464	334,443

Gross margin	406,282	367,298	1,182,996	1,122,896
Operating expenses:
Research and development	182,809	166,668	528,395	494,140
Sales and marketing	112,271	105,381	332,847	311,069
General and administrative	37,438	34,510	112,246	104,702
Amortization of intangible assets	6,537	5,744	18,291	17,506

Total operating expenses	339,055	312,303	991,779	927,417

Operating income	67,227	54,995	191,217	195,479
Other income (expense), net	3,544	3,177	18,797	21,130

Income before income taxes	70,771	58,172	210,014	216,609
Provision (benefit) for income taxes	5,115	5,875	13,345	25,699

Net income	$65,656	$52,297	$196,669	$190,910

Net income per share:
Basic	$0.42	$0.34	$1.27	$1.25
Diluted	$0.42	$0.33	$1.25	$1.22

Shares used in computing per share amounts:
Basic	155,194	153,915	154,611	152,969

Diluted	157,622	157,056	157,253	156,215

(1)	Synopsys’ third quarter of fiscal 2014 and 2013 ended on August 2, 2014 and August 3, 2013, respectively. For presentation purposes, we refer to periods ended July 31.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2014	October 31, 2013
ASSETS:
Current assets:
Cash and cash equivalents	$903,046	$1,022,441
Accounts receivable, net	238,863	256,026
Deferred income taxes	99,217	92,058
Income taxes receivable and prepaid taxes	18,544	18,277
Prepaid and other current assets	55,113	59,175

Total current assets	1,314,783	1,447,977
Property and equipment, net	216,010	197,600
Goodwill	2,260,897	1,975,971
Intangible assets, net	367,416	335,425
Long-term prepaid taxes	9,952	7,935
Long-term deferred income taxes	204,502	243,066
Other long-term assets	171,369	150,961

Total assets	$4,544,929	$4,358,935

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$319,036	$358,197
Accrued income taxes	20,716	7,168
Deferred revenue	857,532	827,554
Short-term debt	30,000	30,000

Total current liabilities	1,227,284	1,222,919
Long-term accrued income taxes	37,030	53,064
Long-term deferred revenue	67,311	54,736
Long-term debt	52,500	75,000
Other long-term liabilities	164,751	164,939

Total liabilities	1,548,876	1,570,658
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 155,638 and 154,169 shares outstanding, respectively	1,556	1,542
Capital in excess of par value	1,594,965	1,597,244
Retained earnings	1,501,238	1,324,854
Treasury stock, at cost: 1,626 and 3,095 shares, respectively	(60,194)	(106,668)
Accumulated other comprehensive loss	(41,512)	(28,695)

Total stockholders’ equity	2,996,053	2,788,277

Total liabilities and stockholders’ equity	$4,544,929	$4,358,935

(1)	Synopsys’ third quarter of fiscal 2014 ended on August 2, 2014, and its fourth quarter of fiscal 2013 ended on November 2, 2013. For presentation purposes, the periods refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$196,669	$190,910
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	140,750	141,756
Stock compensation	58,341	49,719
Allowance for doubtful accounts	(750)	901
Gain on sale of investments	(6,538)	(101)
Deferred income taxes	7,459	7,272
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	24,834	8,207
Prepaid and other current assets	982	(14,617)
Other long-term assets	(18,847)	(20,292)
Accounts payable and other liabilities	(28,270)	(48,188)
Income taxes	(18,950)	(475)
Deferred revenue	22,361	(9,722)

Net cash provided by operating activities	378,041	305,370

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of long-term investments	7,313	222
Purchases of property and equipment	(58,085)	(47,624)
Proceeds from sales of property and equipment	—	2,000
Cash paid for acquisitions, net of cash acquired	(373,513)	—
Capitalization of software development costs	(2,812)	(2,681)
Other	(3,000)	—

Net cash used in investing activities	(430,097)	(48,083)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	200,000	—
Repayment of debt	(223,239)	(22,975)
Acquisition of non-controlling interest	—	(44,004)
Issuances of common stock	45,336	90,529
Purchases of treasury stock	(79,747)	(69,999)
Other	(5,008)	(5,781)

Net cash used in financing activities	(62,658)	(52,230)
Effect of exchange rate changes on cash and cash equivalents	(4,681)	(13,069)

Net change in cash and cash equivalents	(119,395)	191,988
Cash and cash equivalents, beginning of the year	1,022,441	700,382

Cash and cash equivalents, end of the period	$903,046	$892,370

(1)	Synopsys’ third quarter of fiscal 2014 and 2013 ended on August 2, 2014 and August 3, 2013, respectively. For presentation purposes, we refer to periods ended July 31.